UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 19, 2012

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2012, John R. Davis was appointed the Chief Credit Officer of PBI Bank following its receipt of approval of the appointment from the Federal Deposit Insurance Corporation.   In his new position, Mr. Davis will have responsibility for establishing and executing the credit quality policies and overseeing credit administration for the Porter Bancorp organization.

John R. Davis, age 49, joined PBI Bank as a credit officer in August 2012 after having served as Executive Vice President – Chief Credit Officer of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky.  Before joining American Founders in 2005, he served for 17 years in various commercial lending and credit administration positions of increasing authority with National City Bank. Mr. Davis has an MBA degree from Bellarmine University and is a graduate of the Stonier Graduate School of Banking.

Item 1.01	Entry into a Material Definitive Agreement

Davis Employment Agreement

In connection with his appointment as Chief Credit Officer of PBI Bank, Mr. Davis entered into an employment agreement with Porter Bancorp and PBI Bank, effective on September 24, 2012 (the “Effective Date”).  The material terms of Mr. Davis’ employment agreement (the “Agreement”) are described below:

Position

Chief Credit Officer of PBI Bank (the “Bank”)

Term

September 24, 2012 to September 23, 2015

Prior to the second annual anniversary of the effective date (which would be September 24, 2014) and prior to each annual anniversary thereafter, the board of directors of each of the Company and the Bank may approve a one-year extension of the term of the Agreement following a review of Mr. Davis’ performance.  If either the Company or the Bank is deemed to be in “troubled condition,” then the term of the agreement cannot be extended unless and until all requisite bank regulatory approvals, non-objections or consents to such renewal have been received.

If either board of directors elects not to extend the term, it must give written notice of its decision to Mr. Davis not less than 30 days before the next applicable anniversary of the effective date.  If any party gives timely notice that the term will not be extended, then the agreement will terminate at the conclusion of its remaining term.

Base salary

Mr. Davis’ initial base salary is $235,000 per year and may be increased from time to time in such amounts as the boards of directors of the Company and the Bank may determine, but may not be decreased without his express written consent.  No increase in the base salary is expected to occur during the first two years of the agreement.

Restricted stock awards

On the effective date, the Company granted a restricted stock award to Mr. Davis which has a grant date value (i.e., number of shares times market value per share) equal to one-third of his projected total compensation for 2012.  For purposes of this award, Mr. Davis’ total compensation for 2012 will equal the sum of his base salary earned for the year plus the grant date value of the 2012 restricted stock award.

In addition, on January 2, 2013, subject to any required regulatory approvals, non-objections or consents, the Company will grant a restricted stock award to Mr. Davis having a grant date value equal to the lesser of (a) $125,000 minus the grant date value of the 2012 restricted stock award or (b) $93,750, provided that the total number of shares subject to the 2012 and 2013 restricted stock awards does not exceed the maximum of 115,762 shares in the Company’s Amended and Restated 2006 Stock Incentive Plan, as that limit may be adjusted on or before January 2, 2013.

The vesting of both restricted stock awards will comply with the requirements set forth in the rules published by the U.S. Department of the Treasury.  Vesting will accelerate in the event of Mr. Davis’ death or disability.

Consistent with those regulations, the restricted stock awards will also provide for accelerated vesting in the event of a change in control (as defined in the rules under Section 409A of the Internal Revenue Code), provided that vesting will not accelerate if at the time of the change in control any of the following conditions is applicable:
●	the Company remains subject to its written agreement with the Federal Reserve Bank of St. Louis dated September 21, 2011, as such agreement may be amended from time to time,
●	the Bank remains subject to the consent order issued by the Federal Deposit Insurance Corporation on June 24, 2011, as such order may be amended from time to time, or
●
either the Company or the Bank is deemed to be in “troubled condition” unless prior to or in connection with the change in control the Company and the Bank have received all regulatory approvals, non-objections or consents required for the acceleration of vesting.

Termination of employment

If Mr. Davis’ employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination.

●	the Bank terminates Mr. Davis’ employment for “Cause”;
●	Mr. Davis’ employment is terminated as a result of his disability, retirement or death; or
●	Mr. Davis terminates his employment other than for “Good Reason.”

If Mr. Davis’ employment is terminated for one of the following reasons:
●	by the Bank other than for Cause, disability, retirement or death;
●	by Mr. Davis for Good Reason; or
●	subject to the last sentence of this Section 5(d), by the Bank for other than Cause, Disability, Retirement or Mr. Davis’ death within six months following the expiration of the term of the agreement;

and Mr. Davis has been employed by the Bank for at least one year as of the date of termination, then the Bank will pay to Mr. Davis a cash severance amount equal to one times his then current annual base salary, not to exceed the maximum amount that would not constitute a “parachute payment” under Section 280G of the Internal Revenue Code.  The severance payment must be paid in a lump sum within ten business days following the later of the date of termination or the expiration of any revocation period provided for in a general release to be executed by Mr. Davis.

Mr. Davis’ right to the severance payment is subject to the expiration of his employment agreement for a reason other than its non-renewal by Mr. Davis and that neither the Company nor the Bank being deemed to be in “troubled condition” under federal banking laws as of the date of termination of his employment. In addition, the obligation of the Bank to pay the severance amount is subject to several conditions, including Mr. Davis’ execution of a general release of claims and a determination that Mr. Davis has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreement defines “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which Mr. Davis must perform his services or any material breach of the employment agreement by the Bank, including:
●	a material diminution in Mr. Davis’ base compensation,
●	a material diminution in his authority, duties or responsibilities, or
●
any requirement that Mr. Davis report to a corporate officer or employee of the Bank other than the President and Chief Executive Officer of the Bank, the Board of Directors, or, from time to time with respect to specified matters, a director of either the Company or the Bank who was designated by a majority of the full Board of the Bank.

Prior to any termination for Good Reason, Mr. Davis must provide written notice to the Bank within 90 days of the initial existence of the condition, and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants

The employment agreement includes covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless Mr. Davis’ employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).  The agreement also includes covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Consent Order

On June 24, 2011, PBI Bank entered into a consent order with the Federal Deposit Insurance Corporation and the Kentucky Department of Financial Institutions. The consent order was included as an exhibit to our Current Report on 8−K filed on June 30, 2011.

By entering the consent order, PBI Bank agreed to take certain measures in a number of areas including:
●	undertaking an independent assessment of management resources;
●	maintaining a minimum Tier 1 leverage ratio of 9% and a minimum total risk based capital ratio of 12%;
●	reducing problem loans;
●	conducting regular board reviews of the adequacy of the loan loss allowance;
●	strengthening loan review procedures and policies;
●	reducing construction and development loan concentrations;
●	limiting future asset growth; and
●	limiting lending to troubled borrowers.

The consent order also requires the Bank to obtain prior regulatory approval before  paying cash dividends to Porter Bancorp.

On September 19, 2012, the Bank agreed to enter into a new consent order with the FDIC and KDFI, which will take effect when signed by both agencies. The new consent order requires the Bank to maintain a minimum Tier 1 leverage ratio of 9% and a minimum total risk based capital ratio of 12%.  The Bank also agreed that if it should be unable to reach the required capital levels by the effective date of the order, and if directed in writing by the FDIC, then the Bank would within 30 days develop, adopt and implement a written plan to sell or merge itself into another federally insured financial institution or otherwise immediately obtain a sufficient capital investment into the Bank to fully meet the capital requirements. We expect to continue to work with our regulators towards capital ratio compliance as outlined in the written capital plan previously submitted by the Bank.  The new consent order also requires the Bank to continue to adhere to the plans implemented in response to the June 2011 consent order, and includes the substantive provisions of the June 2011 consent order.  A copy of the September 19, 2012 consent order is included as Exhibit 10.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement of John R. Davis

10.2	Consent Order dated September 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date: September 25, 2012	By	/s/ Maria L. Bouvette
Maria L. Bouvette
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement of John R. Davis

10.2	Consent Order dated September 19, 2012